UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 6, 2013

DOUGLAS DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34728	134275891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7777 North 73rd Street, Milwaukee, Wisconsin 53223

(Address of principal executive offices, including zip code)

(414) 354-2310

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On May 6, 2013, Acquisition Tango LLC (the “Buyer”), a newly formed, wholly-owned subsidiary of Douglas Dynamics, Inc. (the “Company”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Trynex, Inc. (the “Seller”) and shareholders of Seller named in the Asset Purchase Agreement (the “Shareholders”) pursuant to which the Buyer acquired substantially all of the assets of the Seller (the “Transaction”).  The acquired assets include the Seller’s full line of product offerings, including its SnowEx, TurfEx and SweepEx brands, and access to the Seller’s worldwide network of authorized dealers.  The Transaction purchase price was $26,000,000.  The purchase price is subject to adjustment based upon the closing working capital of the Seller.  The final working capital adjustment, which will be determined subsequent to the closing date, may result in a cash payment to the Buyer or the Seller.

Of the Transaction purchase price, $2,600,000 was deposited in escrow to secure the indemnification obligations of the Seller and the Shareholders under the Asset Purchase Agreement. The Asset Purchase Agreement also provides for potential earnout payments of up to $7,000,000 in the aggregate, contingent on the revenue growth and financial performance of the acquired business for fiscal years 2014-2016.  The Transaction was funded through the use of the Company’s existing asset-based revolving line of credit under the Amended and Restated Credit and Guaranty Agreement, dated as of April 18, 2011, as amended by the First Amendment thereto, dated as of November 9, 2012, among Douglas Dynamics, L.L.C., Douglas Dynamics Finance Company and Fisher, LLC, as borrowers, the Company, as guarantor, the banks and financial institutions listed therein, as lenders, and JPMorgan Chase Bank, N.A., as administrative agent.  Other than in connection with the Transaction, none of the Seller or any of the Shareholders has any material relationship with the Company, the Buyer, any of their affiliates, any director or officer of the Company or the Buyer, or any associate of any such director or officer.

On May 6, 2013, the Buyer also entered into a Real Estate Purchase and Sale Agreement (the “Real Estate Purchase Agreement” and, together with the Asset Purchase Agreement, the “Agreements”) with Dynamex Properties LLC, pursuant to which the Buyer acquired the headquarters of Seller located in Madison Heights, Michigan (the “Real Estate”).  The purchase price for the Real Estate was $3,200,000.

The foregoing descriptions of the Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the Asset Purchase Agreement and the Real Estate Purchase Agreement, which are filed as Exhibit 2.1 and Exhibit 10.1, respectively, to this Current Report on Form 8-K.  The Agreements have been included to provide investors and security holders with information regarding the terms of the Agreement.  They are not intended to provide any other information about the Company or the parties thereto.  The Agreements include representations and warranties the parties thereto made to, and solely for the benefit of, the other parties thereto.  Certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders and investors, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts.  Investors should not rely on the representations, warranties or other statements in the Agreements as characterizations of the actual state of facts at the time they were made or otherwise, and investors should not rely on the representations, warranties or other statements in the Agreements for any other purpose.  In addition, the Agreements are modified by the underlying disclosure schedules and exhibits.  Information concerning the subject matter of the representations and warranties may change after the date of the Agreements, and such change may or may not be fully reflected in the Company’s public disclosures.

Item 2.01.                                        Completion of Acquisition of Disposition of Assets.

The disclosure set forth under Item 1.01 relating to the Transaction is incorporated herein by reference.

Item 7.01.                                        Regulation FD Disclosure.

On May 6, 2013, the Company issued a press release announcing the Transaction, which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.                                        Financial Statements and Exhibits.

(a)                                 Not applicable.

(b)                                 Not applicable.

(c)                                  Not applicable.

(d)                                 Exhibits.  The following exhibits are being filed or furnished herewith, as indicated below:

(2.1)                       Asset Purchase Agreement, dated May 6, 2013, by and between Acquisition Tango LLC, Trynex, Inc. and shareholders of Trynex, Inc. named therein (filed).*

*Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K.  The registrant agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.  Contents of schedules are described in the list of schedules attached at the end of the filed agreement.

(10.1)                Real Estate Purchase and Sale Agreement, dated May 6, 2013, by and between Dynamex Properties LLC and Acquisition Tango LLC (filed).

(99.1)                Press release dated May 6, 2013 (furnished).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOUGLAS DYNAMICS, INC.

Date: May 6, 2013	By:	/s/ Robert McCormick
Robert McCormick
Executive Vice President, Chief Financial Officer and Secretary

DOUGLAS DYNAMICS, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit
Number

(2.1)	Asset Purchase Agreement, dated May 6, 2013, by and between Acquisition Tango LLC, Trynex, Inc. and shareholders of Trynex, Inc. named therein.*

*Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request. Contents of schedules are described in the list of schedules attached at the end of the filed agreement.

(10.1)	Real Estate Purchase and Sale Agreement, dated May 6, 2013, by and between Dynamex Properties LLC and Acquisition Tango LLC.

(99.1)	Press release dated May 6, 2013.